                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
InfraCor, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of InfraCor, Inc. of our report dated June 7, 2002, relating to the consolidated balance sheets of InfraCor, Inc. and subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the March 31, 2002 Annual Report of InfraCor, Inc.

/s/ Goodman & Company L.L.P.


One Commercial Place
Norfolk, Virginia
June 27, 2002